EXHIBIT 5.1

OPINION RE:  LEGALITY

NIXON PEABODY LLP

Two Embarcadero Center
Suite 2700
San Francisco, CA 94111-3996
(415) 984-8200
Fax: (415) 984-8300

R. Brent Faye
Direct Dial: (415) 984-8365

E-Mail: rfaye@nixonpeabody.com

March 2, 2006

Epic Bancorp
851 Irwin Street
Epic, CA, 94901

Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-8  filed by Epic Bancorp (“Epic”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of  187,282   shares of  Epic Common Stock no par value (the “Shares”) to be issued in connection with the grant and exercise of options and the resale of Shares under the Epic Bancorp Employee Incentive Stock Option and Stock Appreciation Rights Plan and the Epic Bancorp Non-Employee Directors’ Stock Option Plan (the “Stock Option Plans”):

          We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plans, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption “Legal Matters” in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.

Very truly yours,

/s/ NIXON PEABODY LLP